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AIM GLOBAL REAL ESTATE FUND                                        SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/28/2010
FILE NUMBER :      811-05686
SERIES NO.:        12

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72DD.   1  Total income dividends for which record date passed during the period.
           (000's Omitted)
           Class A               $ 5,901
        2  Dividends for a second class of open-end company shares (000's Omitted)
           Class B               $   334
           Class C               $   849
           Class R               $   220
           Class Y               $ 3,115
           Institutional Class   $ 3,791

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
        1  Dividends from net investment income
           Class A                0.2301
        2  Dividends for a second class of open-end company shares (form nnn.nnnn)
           Class B                0.1967
           Class C                0.1967
           Class R                0.2520
           Class Y                0.2190
           Institutional Class    0.2414

74U.    1  Number of shares outstanding (000's Omitted)
           Class A                25,971
        2  Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Class B                 1,644
           Class C                 4,332
           Class R                 1,028
           Class Y                13,600
           Institutional Class    20,718

74V.    1  Net asset value per share (to nearest cent)
           Class A               $  9.01
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
           Class B               $  8.99
           Class C               $  8.99
           Class R               $  9.00
           Class Y               $  9.02
           Institutional Class   $  9.00
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